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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


               THIS AGREEMENT is entered into as of November 28, 1999, by and between VIVEK RAGAVAN (the "Employee") and REDBACK NETWORKS INC., a Delaware corporation (the "Company"). This Agreement shall be effective at the effective time of the merger (the "Merger") contemplated by the Merger Agreement and Plan of Reorganization dated November 28, 1999, by and among the Company, Siara Systems, Inc., a Delaware corporation ("Siara Systems"), and the stockholder agent described therein. This Agreement shall be null and void, and no parties shall be deemed to have any rights hereunder, unless and until the Merger is consummated.

               1. DUTIES AND SCOPE OF EMPLOYMENT.

                      (a) POSITION. The Company agrees to employ the Employee in the position of President and Chief Operating Officer (the "Employment"). The Employee shall report to the Company's Chief Executive Officer or to the Company's Board of Directors, as the Company may determine. The Company shall nominate, and shall use all reasonable efforts to permit the Employee to serve, as a member of the Company's Board of Directors at all times after the Merger.

                      (b) OBLIGATIONS TO THE COMPANY. During his Employment, the Employee shall devote his full business efforts and time to the Company. During his Employment, without the prior written approval of the Company's Board of Directors, the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during his Employment.

                      (c) NO CONFLICTING OBLIGATIONS. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

               2. SALARY. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $325,000. Such salary shall be payable in accordance with the Company's standard payroll procedures.

               3. VACATION AND EMPLOYEE BENEFITS. During his Employment, the


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Employee shall be eligible for paid vacations in accordance with the Company's standard policy for similarly-situated employees, as it may be amended from time to time. During his Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company for similarly-situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

               4. BUSINESS EXPENSES. During his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

               5. TERM OF EMPLOYMENT.

                      (a) EMPLOYMENT AT WILL. Either party may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the other party notice in writing. The Employee's Employment with the Company shall be "at will," meaning that either the Employee or the Company shall be entitled to terminate the Employee's employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

                      (b) RIGHTS UPON TERMINATION OF EMPLOYMENT. Except as expressly provided in Section 6, upon the termination of the Employee's Employment pursuant to this Section 5, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

                      (c) TERMINATION OF AGREEMENT. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee's obligations under Sections 7 and 8.

               6. TERMINATION BENEFITS.

                      (a) GENERAL RELEASE. Any other provision of this Agreement notwithstanding, Subsection (b) below shall not apply unless the Employee (i) has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.


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                      (b) VESTING OF EQUITY. All of the Employee's unvested
shares of the Company's stock shall become vested in full and all of his unexercisable options to purchase shares of the Company's stock shall immediately become exercisable in full if:

                             (i) The Company terminates the Employee's
        Employment for any reason other than Cause or Permanent Disability;

                             (ii) The Employee resigns his Employment because prior to October 1, 2000, he is required to serve in any position other than (i) President and Chief Operating Officer of the Company or (ii) Chief Executive Officer of the Company;

                             (iii) The Employee resigns his Employment because on or after October 1, 2000, he is required to serve in any position other than Chief Executive Officer of the Company (reporting only to the Company's Board of Directors); or

                             (iv) The Employee resigns his Employment after the Company has been subject to a Change in Control.

The foregoing provisions of this Subsection (b) notwithstanding, such accelerated vesting or exercisability shall be reduced to 50% of the Employee's then unvested shares or then unexercisable options if the Employee has been appointed as the Company's Chief Executive Officer prior to October 1, 2000, and after the appointment (A) the Company terminates the Employee's Employment, (B) the Employee prior to a Change in Control resigns his Employment because he is required to serve in any position other than Chief Executive Officer of the Company or (C) the Employee resigns his Employment after the Company has been subject to a Change in Control and he is offered a position comparable to that of chief executive of a division (which represents the business of the Company following the Change in Control) of the corporation or entity that acquires the Company.

                      (c) DEFINITION OF "CAUSE." For all purposes under this Agreement, "Cause" shall mean:

                             (i) Any breach of this Agreement, the Proprietary Information and Inventions Agreement between the Employee and the Company, or any other written agreement between the Employee and the Company, if such breach causes material harm to the Company;

                             (ii) Any willful misconduct that causes material harm to the Company, including (without limitation) repeated failure to follow the directions of the person to whom the Employee reports;

                             (iii) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;


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                             (iv) Misappropriation of the assets of the Company
        or other acts of fraud or embezzlement; or

                             (v) The abuse of alcohol or controlled substances that has a detrimental effect upon the Employee's performance of his duties under this Agreement.

                      (d) DEFINITION OF "CHANGE IN CONTROL." For all purposes under this Agreement, "Change in Control" shall mean:

                             (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of
        (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

                             (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;

                             (iii) A change in the composition of the Company's Board of Directors, as a result of which 50% or fewer of the incumbent directors are directors who either (A) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (B) were elected, or nominated for election, to the Company's Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

                             (iv) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iv), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of such Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such


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transaction.

                      (e) DEFINITION OF "PERMANENT DISABILITY." For all purposes under this Agreement, "Permanent Disability" shall mean that the Employee, at the time notice is given, has failed to perform his duties under this Agreement for a period of not less than 90 consecutive days as the result of his incapacity due to physical or mental injury, disability or illness.

               7. NON-DISCLOSURE. This Agreement is contingent upon the Employee's execution of the Company's form of Proprietary Information and Inventions Agreement, a copy of which is attached hereto as EXHIBIT A.

               8. NON-COMPETITION, NON-SOLICITATION AND SAVINGS CLAUSE.

                      (a) THE RESTRICTED PERIOD. This Section 8 shall apply only during the period commencing at the effective time of the Merger and ending on the earlier of (i) the date 12 months after the effective date of the termination of the Employee's Employment for any reason; or (ii) the date 18 months after the effective time of the Merger (the "Restricted Period").

                      (b) NON-COMPETITION AND NON-SOLICITATION. In exchange for the consideration stated herein and for the purchase of his shares of Siara Systems stock by the Company, the Employee agrees that during the Restricted Period he shall not:

                             (i) Directly or indirectly, individually or in conjunction with others, engage in activities that compete with the Company's Business or work for any entity engaged in a business that competes with the Company's Business. The Employee in particular agrees not to solicit, serve, contract with or otherwise engage any existing or prospective customer, client or account of the Company in the area of its Business. The Employee and the Company agree that the Company's Business is global in scope.

                             (ii) Cause or attempt to cause any existing or prospective customer, client or account of the Company in the area of its Business to divert from, terminate, limit or in any manner modify, or fail to enter into, any actual or potential business relationship with the Company. The Employee and the Company agree that this provision is reasonably enforced with reference to any geographic area in which the Company's Business maintains any such relationship.

                             (iii) Directly or indirectly solicit, employ or conspire with others to employ any of the Company's employees. The term "employ" for purposes of this Paragraph (iii) means to enter into an arrangement for services as a full-time or part-time employee, independent contractor, agent or otherwise. The Employee and the Company agree that this provision is reasonably enforced as to any geographic area in which the Company conducts its Business.


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The Employee further agrees that during the Restricted Period he shall inform any new employer, or any other person or entity with whom he enters into a business relationship, of the existence of this Section 8 before accepting employment or entering into such business relationship.

                      (c) DEFINITION OF "BUSINESS." For all purposes under this Agreement, "Business" shall mean the networking market, including IP routing, subscriber management systems, Sonet networking, ATM switching, IP Sec and VPN.

                      (d) SAVINGS CLAUSE. The Employee agrees that the scope and terms of this Section 8 are reasonable and that it is the Employee's intent and desire that this Section 8 be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. If any particular provision of this Section 8 is adjudicated to be invalid or unenforceable, the parties specifically authorize the tribunal making such determination to edit the invalid or unenforceable provision to allow this
Section 8 to be valid and enforceable to the fullest extent allowed by law or public policy.

               9. SUCCESSORS.

                      (a) COMPANY'S SUCCESSORS. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

                      (b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

               10. MISCELLANEOUS PROVISIONS.

                      (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                      (b) MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.


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                      (c) WHOLE AGREEMENT. No other agreements, representations
or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement shall supersede the offer letter dated October 15, 1998, executed by the Employee and Siara Systems.

                      (d) WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

                      (e) CHOICE OF LAW AND SEVERABILITY. This Agreement shall be interpreted in accordance with the laws of the State of California (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with applicable law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

                      (f) ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee's Employment or the termination thereof, with the exception of any controversy or claim arising out of or relating to Section 8, shall be settled in Palo Alto, California, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Employee shall share equally all fees and expenses of the arbitrator. Any controversy or claim arising out of or relating to Section 8 shall be settled in the appropriate federal or state court in the State of California. The Company and the Employee hereby consent to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                      (g) NO ASSIGNMENT. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer


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of all or a substantial portion of the Company's assets to such entity.

                      (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


               IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.





                                  VIVEK RAGAVAN


                                  REDBACK NETWORKS INC.



                                  By

                                  Title:


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